EXHIBIT 99.1

Sell-side adviser appointed to market Pacific Green’s Limestone Coast Battery Energy Park in Australia

Dover, Aug. 21, 2024 (GLOBE NEWSWIRE) -- Pacific Green Technologies, Inc. ("Pacific Green"), (OTCQB: PGTK) announces that Pacific Green Energy Parks Australia Pty Ltd., a wholly owned subsidiary of Pacific Green, has appointed Azure Capital to advise on the sale of the 250 MW / 500 MWh Limestone Coast Energy Park battery energy storage system (“Limestone Coast Battery Energy Park”) Pacific Green is developing near Mount Gambier, South Australia.

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. It offers grid-scale battery energy storage systems, renewable and environmental technologies. For more information, visit Pacific Green’s website: www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forwardlooking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continuation of the Agreement, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Limestone Coast Battery Energy Park and general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
T: +1 (302) 601-4659

Joel Alexander, Managing Director
Pacific Green Technologies (Australia) Pty Ltd.
T: +61 497 335 833